Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of March 24, 2014 (the “Agreement”) by and among CMG HOLDINGS GRORP, INC., a Nevada corporation (“CMG”), GOOD GAMING, INC., a corporation incorporated under the laws of Illinois (“Good Gaming”), and shareholders of Good Gaming named on the signature pages attached hereto (the “Good Gaming Shareholders”).

WHEREAS, the authorized capital of CMG consists of 450,000,000 shares of common stock, par value $.001 per share (the “CMG Common Stock"), with 283,082,826 shares issued and outstanding;

WHEREAS, the Good Gaming Shareholders collectively own 100% of the total outstanding shares of common stock of Good Gaming (“GG Common Stock”);

WHEREAS, each Good Gaming Shareholder believes it is in his, her or its best interest to exchange with CMG 100% of all the equity interests of Good Gaming which Good Gaming Shareholders hold and the capital contribution by CMG for the number of shares of CMG Common Stock as provided in Section 1.1 herein;

WHEREAS, it the intention of the parties that:  (i) said exchange of shares shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “1933 Act”).

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF GOOD GAMING SECURITIES FOR COMMON STOCK

Section 1.1                      Agreement of  Good Gaming Shareholders and CMG to Exchange CMG Common Stock for all equity interests of Good Gaming.  On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Good Gaming Shareholders shall sell, assign, transfer, convey and deliver all of the GG Common Stock to CMG, and CMG shall accept a total of 1,000 shares GG Common Stock from Good Gaming Shareholders (representing 100% of the total number of GG Common Stock issued and outstanding) in exchange for (i) the issuance to the Good Gaming Shareholders of a total of 5,000,000 shares of CMG Common Stock, and (ii) the capital contribution previously made by CMG for the purchase of equipment of Good Gaming as set forth on Schedule II.

Section 1.2                      Closing.  The closing of the exchange to be made pursuant to this Agreement (the "Closing") shall take place at 10:00 a.m. E.S.T. on the second business day after the conditions to closing set forth in Articles V and VI have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"). At the Closing, the Good Gaming Shareholders shall cause CMG to be registered as the shareholder of a total of 1,000 shares of the GG Common Stock representing 100% of the outstanding shares of GG Common Stock on the book of Good Gaming.  In full consideration for all equity interests of Good Gaming, CMG shall issue to the Good Gaming Shareholders an aggregate of 5,000,000 shares of CMG Common Stock as set forth on Schedule I.

Section 1.3                      Tax Treatment. The exchange described herein is intended to comply with Section 368(a)(1)(B) of the Code, and all applicable regulations thereunder.  In order to ensure compliance with said provisions, the parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement.

Section 1.4                      Incentive Plan.                                 CMG, Good Gaming and the Good Gaming Shareholders hereby agree that after the consummation of the transactions hereunder, directors, officers and employees of Good Gaming as designated by the board of directors of CMG shall be entitled to receive up to 30% of the “net profits” of Good Gaming as set forth and defined in an incentive payment program to be adopted by CMG for Good Gaming stock incentive plan of Good Gaming to be adopted by the board of directors of Good Gaming within 45 days of the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF CMG

CMG hereby represents, warrants and agrees as follows:

Section 2.1                      Corporate Organization.  CMG is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by CMG or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of CMG (a "Material Adverse Effect");

Section 2.2   Capitalization of CMG.  The authorized capital stock of CMG consists of 450,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.001. Of such authorized capital, 234,082,826 shares of Common Stock are issued and outstanding as of the date hereof. All of the Common Stock to be issued pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof.  As of the date of this Agreement there are and as of the Closing Date, immediately prior to the consummation of this Agreement, there will be, no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of CMG, except for the Common Stock to be issued pursuant to this Agreement.

Section 2.3                      Authorization and Validity of Agreements.  CMG has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by CMG and the consummation by CMG of the transactions contemplated hereby have been duly authorized by all necessary corporate action of CMG, and no other corporate proceedings on the part of CMG are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.4                      No Conflict or Violation.  The execution, delivery and performance of this Agreement by CMG does not and will not violate or conflict with any provision of its Articles of Incorporation or By-laws, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which CMG is a party or by which it is bound or to which any of their respective  properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of CMG, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which CMG is bound.

Section 2.5                      Consents and Approvals.  No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by CMG or performance by CMG of its obligations hereunder.

Section 2.6                      Survival.  Each of the representations and warranties set forth in this Article II shall be deemed represented and made by CMG at the Closing as if made at such time and shall survive the Closing for a period terminating on the first anniversary of the date of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GOOD GAMING

Good Gaming represents, warrants and agrees as follows:

Section 3.1                      Corporate Organization.

(a)           Good Gaming is duly organized, validly existing and in good standing under the laws of Illinois and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by Good Gaming or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition, results of operation or prospects of Good Gaming (a "Material Adverse Effect").

(b)           Copies of the Articles of Incorporation of Good Gaming, with all amendments thereto to the date hereof, have been furnished to CMG, and such copies are accurate and complete as of the date hereof.  Good Gaming does not own or maintain any minute books that contain the minutes of all meetings of the Board of Directors and the shareholders of Good Gaming as of the date of this Agreement.

Section 3.2                      Capitalization of Good Gaming; Title to the Good Gaming Equity Interests.  On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, Good Gaming will have a total of 1,000 shares of GG Common Stock issued and outstanding. As of the date of this Agreement there are and as of the Closing Date, immediately prior to the consummation of this Agreement, there will be, no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of Good Gaming.

Section 3.3                      Subsidiaries and Equity Investments.  Good Gaming does not own any subsidiaries or equity interest in corporations, partnerships or joint ventures.

Section 3.4                      No Conflicts. The execution, delivery and performance of this Agreement by Good Gaming and the consummation by Good Gaming of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which Good Gaming is a party, or (iii)  result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Good Gaming or its securities are subject) applicable to Good Gaming or by which any property or asset of Good Gaming is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).  Good Gaming is not in violation of its Articles of Incorporation, By-laws or other organizational documents and Good Gaming is not in default (and no event has occurred which with notice or lapse of time or both could put Good Gaming in default) under, and Good Gaming has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Good Gaming is a party or by which any property or assets of Good Gaming is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of Good Gaming, if any, are not being conducted, and shall not be conducted in violation of any law, ordinance or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, Good Gaming is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which Good Gaming is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

Section 3.5                      Disclosure.  This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Good Gaming in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.6                      Survival.  Each of the representations and warranties set forth in this Article III shall be deemed represented and made by Good Gaming at the Closing as if made at such time and shall survive the Closing for a period terminating on the first anniversary of the date of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF GOOD GAMING SHAREHOLDERS

Each Good Gaming Shareholders represents, warrants and agrees as follows:

Section 4.1                      Authorization and Validity of Agreements. Each Good Gaming Shareholder has all entity power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and the execution and delivery of this Agreement by such Good Gaming Shareholders and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action and no other proceedings on the part of the Good Gaming Shareholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. No approvals by the shareholders of Good Gaming are required for Good Gaming Shareholders to consummate the transactions contemplated hereby.

Section 4.2                      Title to Securities. Each Good Gaming Shareholder is a record and beneficial owner of respective shares of GG Common Stock as set forth on Schedule I and has sole managerial and dispositive authority with respect to the number of shares as set forth in Schedule I.  None of the Good Gaming Shareholders has granted any person a proxy with respect to any of the GG Common Stock that has not expired or been validly withdrawn.  The delivery by the Good Gaming Shareholders to CMG pursuant to this Agreement will vest in the CMG’s legal and valid title to the GG Common Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever, other than restrictions on the resale of the Securities under applicable securities laws (“Encumbrances”).

Section 4.3                      Brokers, Finders, and Agents.  None of the Good Gaming Shareholders is directly or indirectly, obligated to anyone acting as broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.  No person has or, immediately following the consummation of the transactions contemplated by this Agreement, will have, any right, interest or valid claim against CMG, Good Gaming or Good Gaming Shareholders for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement, nor are there any brokers’ or finders’ fees or any payments or promises of payment of similar nature, however characterized, that have been paid or that are or may become payable in connection with the transactions contemplated by this Agreement, as a result of any agreement or arrangement made by the Good Gaming Shareholders.

Section 4.4                      No Conflict or Violation.  The execution, delivery and performance of this Agreement by Good Gaming Shareholders does not and will not violate or conflict with any provision of the constituent documents of the Good Gaming Shareholders, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority.

Section 4.5                      Investment Representations.  (a) All of the Common Stock to be acquired by Good Gaming Shareholders pursuant to this Agreement will be acquired hereunder solely for the account of Good Gaming Shareholders, for investment, and not with a view to the resale or distribution thereof. The Good Gaming Shareholders shall be able to bear any economic risks associated with Good Gaming Shareholders’ investment in the CMG Common Stock. The Good Gaming Shareholders have had full access to all the information concerning the Share Exchange Transaction and CMG the Good Gaming Shareholders consider necessary or appropriate to make an informed investment decision with respect to the CMG Common Stock to be acquired under this Agreement.

Section 4.6                      Good Gaming Shareholders Status.

Each Good Gaming Shareholder is an “accredited” investor as such term is defined in Rule 501(a) of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Good Gaming Shareholders to utilize the information made available by CMG to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Each Good Gaming Shareholder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The Good Gaming Shareholders are not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended. The Good Gaming Shareholders understand that CMG is relying on its representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the 1933 Act and certain state securities laws.

Section 4.7                      Reliance on Exemptions.  The Good Gaming Shareholders understand that the CMG Common Stock is being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that CMG is relying upon, among other things, the truth and accuracy of, and the Good Gaming Shareholders’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Good Gaming Shareholders set forth herein in order to determine the availability of such exemptions and the eligibility of the Good Gaming Shareholders to acquire the CMG Common Stock. Each Good Gaming Shareholder acknowledges and agrees that issuance of CMG Common Stock hereunder is intended to be exempt from registration under the 1933 Act by virtue of Section 4(2) of the 1933 Act, and Regulation D, Rule 506 promulgated thereunder (“Regulation D”) and, accordingly, is being made to “accredited” investors, as that term is defined in Regulation D.

Section 4.8                       Information.  Each Good Gaming Shareholder and its advisors, if any, have been furnished with all materials relating to the offer and sale of the CMG Common Stock which have been requested by such Good Gaming Shareholder. Each Good Gaming Shareholder and its advisors, if any, have been afforded the opportunity to ask questions of CMG.  Neither such inquiries nor any other due diligence investigations conducted by such Good Gaming Shareholder or its advisors, if any, or its representatives shall modify, amend or affect the Good Gaming Shareholder’s right to rely on the representations and warranties contained herein. Each Good Gaming Shareholder understands that its investment in the Common Stock involves a high degree of risk and is able to afford a complete loss of such investment. Each Good Gaming Shareholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision in respect of its acquisition of the Common Stock.

Section 4.9                      No Governmental Review.  Each Good Gaming Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the CMG Common Stock or the fairness or suitability of the investment in the CMG Common Stock nor have such authorities passed upon or endorsed the merits of the offering of the CMG Common Stock.

Section 4.10                      Transfer or Resale.  Each Good Gaming Shareholder understands:  (i) none of the CMG Common Stock has been or are being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Good Gaming Shareholders shall have delivered to CMG an opinion of counsel, in a form reasonably acceptable to CMG, to the effect that such CMG Common Stock to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Good Gaming Shareholders provide CMG with assurance reasonably acceptable to CMG that such CMG Common Stock can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the CMG Common Stock made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the CMG Common Stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Commission thereunder; and (iii) none of CMG or any other person is under any obligation to register the CMG Common Stock under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Section 4.11                      Good Gaming Capitalization. At the date of this Agreement, the authorized capital stock of Good Gaming consists of 500 shares of GG Common Stock, of which 1,000 shares are issued and outstanding.  Good Gaming has no other class or series of equity securities authorized, issued, reserved for issuance or outstanding. There are (x) no outstanding options, offers, warrants, conversion rights, contracts or other rights to subscribe for or to purchase from Good Gaming, or agreements obligating Good Gaming to issue, transfer, or sell (whether formal or informal, written or oral, firm or contingent), shares of capital stock or other securities of Good Gaming (whether debt, equity, or a combination thereof) or obligating Good Gaming to grant, extend, or enter into any such agreement and (y) no agreements or other understandings (whether formal or informal, written or oral, firm or contingent) which require or may require Good Gaming to repurchase any of its GG Common Stock.  There are no preemptive or similar rights granted by Good Gaming with respect to Good Gaming’s capital stock.  There are no anti-dilution or price adjustment provisions contained in any security issued by Good Gaming.  Good Gaming is not a party to, and, to the knowledge of the Good Gaming Shareholders, without inquiry, none of the shareholders of Good Gaming is a party to, any registration rights agreements, voting agreements, voting trusts, proxies or any other agreements, instruments or understandings with respect to the voting of any shares of the capital stock of Good Gaming, or any agreement with respect to the transferability, purchase or redemption of any shares of the capital stock of Good Gaming. As of the Closing Date, the Good Gaming Shareholders shall own 100% of the GG Common Stock.  The outstanding GG Common Stock is all duly and validly authorized and issued, fully paid and nonassessable. Good Gaming Shareholders will cause Good Gaming not to issue, or resolve or agree to issue, any securities to any party prior to the Closing.

Section 4.12                      Status of Securities.  The GG Common Stock (i) have been duly authorized, validly issued, fully paid and are nonassessable, and will be such at the Closing, (ii) were issued in compliance with all applicable United States federal and state securities laws, and will be in compliance with such laws at the Closing, (iii) subject to restrictions under this Agreement, and applicable United States federal and state securities laws, have the rights and preferences set forth in the Articles of Incorporation, as amended, and will have such rights and preferences at the Closing, and (iv) are free and clear of all Encumbrances and will be free and clear of all Encumbrances at the Closing (other than Encumbrances created by the Purchaser and restrictions on the resale of the Shares under applicable securities laws).

Section 4.13                      Material Changes. Since the date of the latest financial statements provided to CMG, except as disclosed herein, (i) there has been no event that could result in a Material Adverse Effect, (ii) Good Gaming has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of the business consistent with past practice, and (B) liabilities not required to be reflected in the Good Gaming financial statements pursuant to GAAP, (iii) Good Gaming has not altered its method of accounting or the identity of its auditors, (iv) Good Gaming has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Good Gaming has not issued any equity securities (“Material Changes”).

Section 4.14                      Absence of Litigation.  There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or threatened in writing against or affecting Good Gaming.

Section 4.15                      Absence of Liabilities.  As of the Closing Date, Good Gaming shall have no liabilities (contingent or otherwise) or indebtedness outstanding, except as set forth on Schedule 4.15 (“Indebtedness”). Good Gaming is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation (together with the “Indebtedness”, the “Obligations”).

Section 4.16                      No Agreements.  Except as set forth on Schedule 4.16 hereto, Good Gaming is not a party to any agreement, commitment or instrument, whether oral or written, which imposes any obligations or liabilities on Good Gaming after the Closing.

Section 4.17                      Corporate Records.  All records and documents relating to Good Gaming known to the Good Gaming Shareholders, including, but not limited to, the books, shareholder lists, government filings, tax returns, consent decrees, orders, and correspondence, financial information and records (including any electronic files containing any financial information and records), and other documents used in or associated with Good Gaming (the “Corporate Records”) are true, complete and accurate in all material respects to the best knowledge of the Good Gaming Shareholder.  The minute books of Good Gaming known to the Good Gaming Shareholders contain true, complete and accurate records of all meetings and consents in lieu of meetings of the Board of Directors of Good Gaming (and any committees thereof), similar governing bodies and shareholders (the “Minute Books”).  Copies of such Corporate Records of Good Gaming and the Minute Books currently in the possession of Good Gaming, have been heretofore delivered to CMG; the original Corporate Records and Minute Books, to the extent such original Corporate Records and Minute Books exist, will be delivered to CMG at Closing.

Section 4.18                      Survival.  Each of the representations and warranties set forth in this Article IV shall be deemed represented and made by the Good Gaming Shareholders at the Closing as if made at such time and shall survive the Closing for a period terminating on the first anniversary of the date of this Agreement.

ARTICLE V

COVENANTS

Section 5.1                      Certain Changes and Conduct of Business.

(a)           From and after the date of this Agreement and until the Closing Date, Good Gaming shall not, and Good Gaming Shareholders shall cause Good Gaming not to, carry out any business other than its current business and making any governmental filings necessary and in a manner consistent with all representations, warranties or covenants of Good Gaming and the shareholders of Good Gaming and shall not and shall cause Good Gaming to not:

i.
make any change in its Articles of Incorporation or Bylaws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

ii.	A. incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof; or

B.	issue any securities convertible or exchangeable for debt or equity securities of Good Gaming;

iii.	make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof;

iv.	subject any of its assets, or any part thereof, to any lien or suffer such to be imposed;

v.	acquire any assets, raw materials or properties, or enter into any other transaction;

vi.
enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee;

vii.	make or commit to make any material capital expenditures;

viii.	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

ix.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

x.	fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xi.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

xii.	make any loan, advance or capital contribution to or investment in any person;

xiii.	make any change in any method of accounting or accounting principle, method, estimate or practice;

xiv.	settle, release or forgive any claim or litigation or waive any right;

xv.	commit itself to do any of the foregoing.

(b)           From and after the date of this Agreement and until the Closing Date CMG shall:

1.	continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

2.	conduct no business other than maintaining its corporate existence and making necessary governmental filings; and

3.	keep its books of account, records and files in the ordinary course and in accordance with existing practices.

Section 5.2                      Access to Properties and Records.  Good Gaming shall afford CMG’s accountants, counsel and authorized representatives, and CMG shall afford to Good Gaming’s accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 5.4                      Consents and Approvals.  The parties shall:

(a) use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

(b) diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 5.5                      Public Announcement.  Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 5.6                      Stock Issuance.  From and after the date of this Agreement until the Closing Date, Good Gaming shall not issue any additional shares of its capital stock or other securities or equity interests.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF GOOD GAMING SHAREHOLDERS

The obligations of the Good Gaming Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Good Gaming Shareholders in their sole discretion:

Section 6.1                      Representations and Warranties of CMG. All representations and warranties concerning CMG made in this Agreement shall be true and correct on and as of the Closing Date as if again made by CMG as of such date.

Section 6.2                      Agreements and Covenants.  CMG shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3                      Consents and Approvals.  Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 6.4                      No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of CMG shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5                      Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or to its consummation, shall have been instituted or threatened.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF CMG

The obligations of CMG to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by CMG in its sole discretion:

Section 7.1                      Representations and Warranties of Good Gaming and Good Gaming Shareholders.  All representations and warranties made by Good Gaming and Good Gaming Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by Good Gaming and Good Gaming Shareholders on and as of such date.

Section 7.2                      Agreements and Covenants.  Good Gaming and Good Gaming Shareholders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 7.3                      Consents and Approvals.  All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 7.4                      No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Good Gaming, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 7.5.                      Other Closing Documents.  Good Gaming shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of Good Gaming and Good Gaming Shareholders or in furtherance of the transactions contemplated by this Agreement as CMG or its counsel may reasonably request.

Section 7.6                      Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Good Gaming or Good Gaming Shareholders.

ARTICLE VIII

TERMINATION AND ABANDONMENT

SECTION 8.1                                Methods of Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

(a)           By the mutual written consent of the parties;

(b)           By CMG upon a material breach of any representation, warranty, covenant or agreement on the part of Good Gaming Shareholders set  forth in this Agreement, or if any representation or warranty of Good Gaming and Good Gaming Shareholders shall become untrue, in either case such that any of the conditions set forth in Article VII hereof would not be satisfied, and such breach shall, if capable of cure, has not been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

(c)           By Good Gaming Shareholders, upon a material breach of any representation, warranty, covenant or agreement on the part of CMG set forth in this Agreement, or, if any representation or warranty of CMG and the shareholders of CMG shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied, and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a written notice from the non-breaching party setting forth in detail the nature of such breach; and

(d)           By any party if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 8.2                      Procedure Upon Termination.  In the event of termination and abandonment of this Agreement by a party pursuant to Section 8.1, written notice thereof shall forthwith be given by the terminating party to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action.  If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VIII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1                      Survival of Provisions.  The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement for a period of one year. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 9.2                      Publicity.  No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law.  If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.3                      Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.4                      Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.5                      Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to CMG to:

Attn: Jeffrey Devlin
333 Hudson Street, Suite 303
New York, New York 10013
E-Mail: captjedge@aol.com

with a copy to:

Ofsink, LLC
900 Third Avenue, 5th Floor
New York, New York 10022
Attn: Darren Ofsink, Esq.
Fax: 646-224-9844

If to Good Gaming or Good Gaming Shareholders, to:

Attn: ______________

____________________

____________________

E-Mail: ____________________

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.5

Section 9.6                      Entire Agreement.  This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith.  This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.  No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.7                      Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.8                      Titles and Headings.  The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.9                      Counterparts.                                This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.10                      Convenience of Forum; Consent to Jurisdiction.  The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

Section 9.11                      Enforcement of the Agreement.  The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12                      Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 9.13                      Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Share Exchange Agreement as of the date first above written.

CMG HOLDINGS GROUP INC.

By:____________________________
Name: Jeffrey Devlin
Title:   Director

GOOD GAMING INC.

By: _______________________________

Name:

Title:

GOOD GAMING SHAREHOLDERS:

BMB Financial Inc.

By: ___________________

Name:

Title:

___________________________

Jackie Beckford

Schedule I

Good Gaming Shareholders

Shareholder Name	Number of GG Common Stock	Number of CMG Common Stock to receive	SSN/TAX ID	Address
BMB Financial Inc.	500	2,500,000
Jackie Beckford	500	2,500,000
Total	1,000	5,000,000

Schedule II

CMG Capital Contribution to Good Gaming

Date of Contribution	Amount of Contribution
December 2013	$50,000, with an additional $150,000 due to developer (AudioEye, Inc.)
February 2014	$15,000 (equipment purchases)
February 2014	$18,000 (three payments of $6,000 in consulting fees to Jackie Beckford)
Total	$233,000